As filed with the Securities and Exchange Commission on December 21, 2022

Registration No. 333-268484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MGO GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	87-3929852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1515 SE 17th Street, Suite 121/#460596

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maximiliano Ojeda

Chief Executive Officer

1515 SE 17th Street, Suite 121/#460596

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 (212) 658-0458	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-268484) is filed solely to amend Exhibit 5.1 and Exhibit 107 thereto. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 5.1 and Exhibit 107. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of MGO Global Inc.
3.2*	Bylaws of MGO Global Inc.
3.3.*	First Amendment to Bylaws of MGO Global Inc. dated August 24, 2022
3.4.*	Amended and Restated Certificate of Incorporation dated August 29, 2022
4.1*	Form of Representative's Warrant
4.2*	Form of Warrant issued to investors in private placement
4.3*	Form of Placement Agent Warrant issued in first private placement
4.4*	Form of Placement Agent Warrant issued in second private placement
5.1	Opinion of Carmel, Milazzo & Feil LLP as to the legality of the shares
10.1†† *	Trademark License Agreement between MGOTEAM 1 LLC and Leo Messi Management SL dated November 20, 2021
10.2† *	Form of 2022 Equity Incentive Plan
10.3† *	Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated July 19, 2022
10.4† *	Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated July 19, 2022
10.5† *	Executive Employment Agreement between MGO Global Inc. and Julian Groves dated July 19, 2022
10.6† *	Executive Employment Agreement between MGO Global Inc. and Matt Harward dated October 13, 2022
10.7† *	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated October 13, 2022
10.8† *	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated October 13, 2022
10.9† *	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Julian Groves dated October 13, 2022
10.10† *	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Matt Harward dated October 24, 2022
10.11*	Form of Subscription Agreement for first private placement
10.12*	Form of Subscription Agreement for second private placement
10.13†*	Consulting Services Agreement between MGO Global Inc. and Martin Scott dated December 6, 2022
10.14†*	Amended and Restated Independent Contractor Agreement between MGO Global Inc. and Vincent Ottomanelli dated December 2, 2022
10.15*	Equity Joint Venture Contract dated August 29, 2019 among Shanghai Celebrity Import and Export Co., LTD. and MGOTEAM LLC
14.1*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1*	Consent of BF Borges CPA PC
23.2*	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4*	Consent of Obie McKenzie (director nominee)
99.5*	Consent of Paul Wahlgren (director nominee)
99.6*	Consent of Nicole Fernandez-McGovern (director nominee)
99.7*	Consent of Salima Popatia (director nominee)
107	Exhibit Filing Fees

*	Previously filed

†	Executive compensation plan or arrangement.

††	portions were redacted.

(b)	Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

(c)	Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 21, 2022.

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Maximiliano Ojeda
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maximiliano Ojeda	Chief Executive Officer and Chairman	December 21, 2022
Maximiliano Ojeda	(Principal Executive Officer)

/s/ Martin Scott	Chief Financial Officer	December 21, 2022
Martin Scott	(Principal Accounting Officer)

/s/ Virginia Hilfiger	Director	December 21, 2022
Virginia Hilfiger

/s/ Julian Groves	Director	December 21, 2022
Julian Groves

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